Exhibit 99.01

MEDIA CONTACT:	INVESTOR CONTACT:
Kristen Batch	Jonathan Doros
Symantec Corp.	Symantec Corp.
650-527-5152	650-527-5523
Kristen_Batch@symantec.com	Jonathan_Doros@symantec.com

SYMANTEC REPORTS SECOND QUARTER FISCAL YEAR 2017 RESULTS

●	Revenue, Operating Margin and EPS exceed guidance; Company reiterates FY2017 revenue and raises FY2017 operating margin and EPS guidance
●	Reaffirms FY2018 EPS guidance
●	Completed significant product integration milestones; launches next-generation Symantec Endpoint Protection 14, integrates data protection and CASB and innovates on threat intelligence

MOUNTAIN VIEW, Calif. – November 3, 2016 – Symantec Corp. (NASDAQ: SYMC) today reported the results of its second quarter of fiscal year 2017, ended September 30, 2016.

Greg Clark, Symantec CEO, said, “We have made remarkable progress in the short time that Blue Coat and Symantec have been combined.  We completed the first phase of delivering our Integrated Cyber Defense Platform, our sales force is now enabled to sell the Company’s combined portfolio, and our cost savings and synergy initiatives are tracking ahead of schedule.

“There’s more integration work ahead, but I’m confident about our future. Since closing in August, we’ve brought to market two significant new solutions integrating the Data Loss Protection and Cloud Access Security Broker technologies and shipping Symantec Endpoint Protection14. I’m particularly proud of the value we are providing our existing customers by integrating artificial intelligence with two of the largest threat databases in the world. This integration has improved our existing products which are now blocking an additional 500,000 attacks per day across the endpoint and network.” Clark added.

Thomas Seifert, Symantec CFO, said, “Our Q2 results exceeded guidance on all metrics including both our Consumer Security and Enterprise Security segments, and we have realized more than $100 million of our planned $550 million cost savings and synergies. With the notable progress we’re making in improving our cost structure and integrating Blue Coat, we are on-track to achieve the cost efficiencies and synergies to which we guided by the end of fiscal year 2018 while maintaining a strong investment in our product road map and R&D.”

Results for the Second Quarter of Fiscal Year 2017 (Dollars in millions, except EPS)
	2Q17	2Q16	Reported Y/Y Change	FX Adjusted Y/Y Change
GAAP
Revenue	$979	$906	8%	6%
Operating Margin	(1.2%)	11.0%	(1,220) bps	(1,380) bps
Net Income (Loss)	($144)	$156	(192%)	N/A
Deferred Revenue	$2,487	N/A	N/A	N/A
EPS (Diluted)	($0.23)	$0.23	(200%)	N/A
CFFO	$55	$134	(59%)	N/A
	2Q17	2Q16	Reported Y/Y Change	FX Adjusted Y/Y Change
Non-GAAP
Revenue	$1,015	$906	12%	10%
Operating Margin	29.2%	31.2%	(200) bps	(320) bps
Net Income	$192	$196	(2%)	N/A
EPS (Diluted)	$0.30	$0.29	3%	N/A

Third Quarter and Fiscal Year 2017 Guidance (Dollars in millions, except EPS and FX rate)
	3Q17	FX Adj. Y/Y Growth	FY17	FX Adj. Y/Y Growth
GAAP
Revenue	$1,023 - $1,043	10% - 12%	$3,925 - $4,005	7% - 10%
Enterprise Security	$628 - $643	25% - 28%	N/A	N/A
Consumer Security	$395 - $400	(6%)	N/A	N/A
Operating Margin	(6%) – (5%)		1% - 3%
EPS	($0.02) – ($0.00)		($0.07) - ($0.01)
Non-GAAP
Revenue	$1,070 - $1,090	15% - 18%	$4,040 - $4,120	11% - 13%
Enterprise Security	$675 - $690	34% - 37%	N/A	N/A
Consumer Security	$395 - $400	(6%)	N/A	N/A
Operating Margin	27% - 28%		27% - 29%
EPS (Diluted)	$0.27 - $0.29		$1.12 - $1.18
Tax Rate	29%		29%
Basic Share Count	620 million		615 million
Fully Diluted Share Count	650 million		640 million
FX Rate (€/$)	$1.12		$1.12

The Company completed its $1.0 billion accelerated share repurchase (ASR) transaction on November 3, 2016.

Symantec's Board of Directors has declared a quarterly cash dividend of $0.075 per common share to be paid on December 14, 2016, to all shareholders of record as of the close of business on November 21, 2016. The ex-dividend date will be November 17, 2016.

Conference Call
Symantec has scheduled a conference call for 5 p.m. ET/2 p.m. PT today to discuss its second quarter fiscal 2017 results, ended September 30, 2016 and to review guidance. Interested parties may access the conference call on the Internet at http://www.symantec.com/invest. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay and our prepared remarks will be available on the investor relations home page shortly after the call is completed.

About Symantec
Symantec Corporation (NASDAQ: SYMC), the world’s leading cyber security company, helps organizations, governments and people secure their most important data wherever it lives. Organizations across the world look to Symantec for strategic, integrated solutions to defend against sophisticated attacks across endpoints, cloud and infrastructure. Likewise, a global community of more than 50 million people and families rely on Symantec’s Norton suite of products for protection at home and across all of their devices. Symantec operates one of the world’s largest civilian cyber intelligence networks, allowing it to see and protect against the most advanced threats. For additional information, please visit www.symantec.com or connect with us on Facebook, Twitter, and LinkedIn.

NOTE TO EDITORS: If you would like additional information on Symantec Corporation and its products, please visit the Symantec News Room at http://www.symantec.com/news.

 Symantec, the Symantec Logo and the Checkmark logo are trademarks or registered trademarks of Symantec Corporation or its affiliates in the U.S. and other countries. Other names may be trademarks of their respective owners.

Forward-Looking Statements: This press release contains statements which may be considered forward-looking within the meaning of the U.S. federal securities laws, including statements regarding our projected financial and business results, the expected benefits to Symantec, its customers, stockholders and investors from the acquisition of Blue Coat, Inc. (“Blue Coat”), including without limitation expected growth, cross-sell and upsell opportunities, earnings accretion and cost savings, statements regarding the share repurchase program and cost reduction, integration and synergy efforts.  These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include those related to: the potential impact on the businesses of Blue Coat and Symantec due to uncertainties in connection with the acquisition; the retention of employees of Blue Coat and the ability of Symantec to successfully integrate Blue Coat and to achieve expected benefits; general economic conditions; fluctuations and volatility in Symantec’s stock price; the ability of Symantec to successfully execute strategic plans; the ability to maintain customer and partner relationships; general economic conditions; our company’s leadership transition plan; anticipated growth of certain market segments; our sales pipeline and business strategy; fluctuations in tax rates and currency exchange rates; the timing and market acceptance of new product releases and upgrades; and the successful development of new products and integration of acquired businesses, and the degree to which these products and businesses gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. Symantec assumes no obligation, and does not intend, to update these forward-looking statements as a result of future events or developments. Additional information concerning these and other risk factors is contained in the Risk Factors sections of Symantec’s Form 10-K for the fiscal year ended April 1, 2016 and the Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 2016.

USE OF NON-GAAP FINANCIAL INFORMATION: Our results of operations have undergone significant change due to the impact of purchase accounting on revenue and cost of revenue on Blue Coat products, certain acquisition and integration costs, discontinued operations, stock-based compensation, restructuring, transition and separation matters, charges related to the amortization of intangible assets, and certain other income and expense items that management considers unrelated to the Company’s core operations. To help our readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures including constant currency information. The method we use to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management team uses these non-GAAP financial measures in assessing Symantec’s operating results, as well as when planning, forecasting and analyzing future periods. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to our quarterly earnings release and which can be found, along with other financial information, on the investor relations page of our website at:
http://www.symantec.com/invest.

SYMANTEC CORPORATION
Condensed Consolidated Balance Sheets
(In millions, unaudited)

	September 30, 2016	April 1, 2016 (1)
ASSETS
Current assets:
Cash and cash equivalents	$5,610	$5,983
Short-term investments	9	42
Accounts receivable, net	459	556
Other current assets	391	378
Total current assets	6,469	6,959
Property and equipment, net	933	957
Intangible assets, net	1,961	443
Goodwill	7,232	3,148
Equity investments	159	157
Other long-term assets	110	103
Total assets	$16,864	$11,767
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$139	$175
Accrued compensation and benefits	218	219
Deferred revenue	2,085	2,279
Current portion of long-term debt	600	-
Income taxes payable	96	941
Other current liabilities	371	419
Total current liabilities	3,509	4,033
Long-term debt	6,576	2,207
Long-term deferred revenue	402	359
Long-term deferred tax liabilities	2,234	1,235
Long-term income taxes payable	192	160
Other long-term obligations	89	97
Total liabilities	13,002	8,091
Total stockholders' equity	3,862	3,676
Total liabilities and stockholders' equity	$16,864	$11,767

(1) Derived from audited consolidated financial statements.

SYMANTEC CORPORATION
Condensed Consolidated Statements of Operations
(Dollars in millions, except per share data, unaudited)

			Year-Over-Year
	Three Months Ended		Growth Rate
	September 30,	October 2,		Constant
	2016	2015	Actual	Currency (1)
Net revenues	$979	$906	8%	6%
Cost of revenues	210	160	31%	31%
Gross profit	769	746	3%	1%
Operating expenses:
Sales and marketing	338	336
Research and development	200	199
General and administrative	145	66
Amortization of intangible assets	34	14
Restructuring, separation, transition, and other	64	31
Total operating expenses	781	646	21%	21%
Operating income (loss)	(12)	100	-112%	-127%
Interest income	4	2
Interest expense	(52)	(19)
Other income, net	10	4
Income (loss) from continuing operations before income taxes	(50)	87	-157%	N/A
Provision for income taxes	19	34
Income (loss) from continuing operations	(69)	53
Income (loss) from discontinued operations, net of income taxes	(75)	103
Net income (loss)	$(144)	$156	-192%	N/A
Income (loss) per share – basic:
Continuing operations	$(0.11)	$0.08
Discontinued operations	(0.12)	0.15
Net income (loss) per share – basic	(0.23)	0.23
Income (loss) per share – diluted:
Continuing operations	$(0.11)	$0.08
Discontinued operations	(0.12)	0.15
Net income (loss) per share – diluted	(0.23)	0.23
Weighted-average shares outstanding – basic	620	682
Weighted-average shares outstanding – diluted	620	687
Cash dividends declared per common share	$0.075	$0.15

(1) Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

SYMANTEC CORPORATION
Condensed Consolidated Statements of Operations
(Dollars in millions, except per share data, unaudited)

			Year-Over-Year
	Six Months Ended		Growth Rate
	September 30,	October 2,		Constant
	2016	2015	Actual	Currency (1)
Net revenues	$1,863	$1,818	2%	1%
Cost of revenues	359	318	13%	13%
Gross profit	1,504	1,500	0%	-2%
Operating expenses:
Sales and marketing	629	676
Research and development	370	397
General and administrative	229	150
Amortization of intangible assets	48	28
Restructuring, separation, transition, and other	134	66
Total operating expenses	1,410	1,317	7%	7%
Operating income	94	183	-49%	-65%
Interest income	9	5
Interest expense	(79)	(39)
Other income (expense), net	23	(2)
Income from continuing operations before income taxes	47	147	-68%	N/A
Provision for income taxes	50	69
Income (loss) from continuing operations	(3)	78
Income (loss) from discontinued operations, net of income taxes	(6)	195
Net income (loss)	$(9)	$273	-103%	N/A
Income (loss) per share – basic:
Continuing operations	$-	$0.11
Discontinued operations	(0.01)	0.29
Net income (loss) per share – basic	(0.01)	0.40
Income (loss) per share – diluted:
Continuing operations	$-	$0.11
Discontinued operations	(0.01)	0.28
Net income (loss) per share – diluted (2)	(0.01)	0.40
Weighted-average shares outstanding – basic	617	682
Weighted-average shares outstanding – diluted	617	689
Cash dividends declared per common share	$0.15	$0.30

(1) Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.
(2) Net income (loss) per share amounts may not add due to rounding.

SYMANTEC CORPORATION
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)

	Six Months Ended
	September 30, 2016	October 2, 2015
OPERATING ACTIVITIES:
Net income (loss)	$(9)	$273
(Income) loss from discontinued operations, net of income taxes	6	(195)
Adjustments to reconcile income (loss) from continuing operations to net cash provided by (used in) continuing operating activities:
Depreciation and amortization	205	153
Stock-based compensation expense	134	80
Deferred income taxes	49	15
Excess income tax benefit from the exercise of stock options	(5)	(6)
Other	31	8
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	225	108
Accounts payable	(66)	17
Accrued compensation and benefits	(35)	(54)
Deferred revenue	(213)	(207)
Income taxes payable	(841)	(46)
Other assets	6	47
Other liabilities	(51)	(30)
Net cash provided by (used in) continuing operating activities	(564)	163
Net cash provided by (used in) discontinued operating activities	(153)	271
Net cash provided by (used in) operating activities	(717)	434
INVESTING ACTIVITIES:
Purchases of property and equipment	(39)	(111)
Payments for acquisitions, net of cash acquired	(4,533)	(4)
Purchases of short-term investments	-	(326)
Proceeds from maturities of short-term investments	31	1,018
Proceeds from sales of short-term investments	-	76
Proceeds from divestiture of information management business, net of transaction costs	7	-
Net cash provided by (used in) continuing investing activities	(4,534)	653
Net cash used in discontinued investing activities	-	(38)
Net cash provided by (used in) investing activities	(4,534)	615
FINANCING ACTIVITIES:
Repayments of debt and other obligations	(17)	(367)
Proceeds from issuance of debt, net of issuance costs	4,999	-
Net proceeds from sales of common stock under employee stock benefit plans	49	44
Excess income tax benefit from the exercise of stock options	5	6
Tax payments related to restricted stock units	(34)	(25)
Dividends and dividend equivalents paid	(120)	(210)
Repurchases of common stock	-	(250)
Proceeds from other financing	10	-
Net cash provided by (used in) continuing financing activities	4,892	(802)
Net cash used in discontinued financing activities	-	(12)
Net cash provided by (used in) financing activities	4,892	(814)
Effect of exchange rate fluctuations on cash and cash equivalents	(14)	(12)
Change in cash and cash equivalents	(373)	223
Beginning cash and cash equivalents	5,983	2,874
Ending cash and cash equivalents	5,610	3,097
Less: Cash and cash equivalents of discontinued operations	-	736
Cash and cash equivalents of continuing operations	$5,610	$2,361

SYMANTEC CORPORATION
Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1)
(Dollars in millions, except per share data, unaudited)

							Year-Over-Year
	Three Months Ended						Non-GAAP Growth Rate
	September 30, 2016			October 2, 2015				Constant
	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP	Actual	Currency (2)
Net revenues	$979	$36	$1,015	$906	$-	$906	12%	10%
Gross profit:	$769	$87	$856	$746	$19	$765	12%	10%
Deferred revenue fair value adjustment		36			-
Unallocated corporate charges (3)		-			11
Stock-based compensation		5			2
Amortization of intangible assets		35			6
Inventory fair value adjustment		11			-
Gross margin %	78.5%	5.8%	84.3%	82.3%	2.1%	84.4%	-10 bps	-30 bps
Operating expenses:	$781	$221	$560	$646	$164	$482	16%	16%
Unallocated corporate charges (3)		-			76
Stock-based compensation		80			43
Amortization of intangible assets		34			14
Restructuring, separation, transition, and other		64			31
Acquisition and integration costs		43			-
Operating expenses as a % of revenue	79.8%	-24.6%	55.2%	71.3%	-18.1%	53.2%	200 bps	290 bps
Operating income (loss)	$(12)	$308	$296	$100	$183	$283	5%	-1%
Operating margin %	-1.2%	30.4%	29.2%	11.0%	20.2%	31.2%	-200 bps	-320 bps
Net income (loss):	$(144)	$336	$192	$156	$40	$196	-2%	N/A
Gross profit adjustment		87			19
Operating expenses adjustment		221			164
Non-cash interest expense and amortization of debt issuance costs		12			-
Income tax effects and adjustments		(59)			(40)
Total net income (loss) adjustment from discontinued operations		75			(103)
Diluted income (loss) per share:
Income (loss) per share from continuing operations	$(0.11)	$0.41	$0.30	$0.08	$0.21	$0.29
Income (loss) per share from discontinued operations	(0.12)	0.12	-	0.15	(0.15)	-
Diluted net income (loss) per share	(0.23)	0.53	0.30	0.23	0.06	0.29	3%	N/A
Diluted weighted-average shares outstanding	620	24	644	687	-	687	-6%	N/A

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Appendix A.
(2) Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.
(3) This item consists of charges previously allocated to our discontinued information management business. Please see Appendix A for further information.

SYMANTEC CORPORATION
Revenue and Deferred Revenue Detail (1)
(Dollars in millions, unaudited)

	Three Months Ended
	September 30, 2016			October 2, 2015
	GAAP	Adj (2)	Non-GAAP	GAAP
Revenue
Total Revenue	$979	$36	$1,015	$906
Total Y/Y Growth Rate	8%	4%	12%	-9%
Total Y/Y Growth Rate in Constant Currency (3)	6%	4%	10%	-4%
Revenue by Segment
Consumer Security	$405	$-	$405	$420
Enterprise Security	574	36	610	486
Revenue by Segment - Y/Y Growth Rate
Consumer Security	-4%	0%	-4%	-13%
Enterprise Security	18%	8%	26%	-6%
Revenue by Segment - Y/Y Growth Rate in Constant Currency (3)
Consumer Security	-5%	0%	-5%	-8%
Enterprise Security	17%	7%	24%	0%
Revenue by Geography
International	$485	$17	$502	$422
U.S.	494	19	513	484
Americas (U.S., Latin America, Canada)	552	19	571	537
EMEA (Europe, Middle East & Africa)	236	17	253	223
Asia Pacific & Japan	191	-	191	146
Revenue by Geography - Y/Y Growth Rate
International	15%	4%	19%	-19%
U.S.	2%	4%	6%	1%
Americas (U.S., Latin America, Canada)	3%	3%	6%	-3%
EMEA (Europe, Middle East & Africa)	6%	7%	13%	-20%
Asia Pacific & Japan	31%	0%	31%	-15%
Revenue by Geography - Y/Y Growth Rate in Constant Currency (3)
International	11%	4%	15%	-8%
U.S.	2%	4%	6%	1%
Americas (U.S., Latin America, Canada)	3%	3%	6%	-3%
EMEA (Europe, Middle East & Africa)	7%	7%	14%	-6%
Asia Pacific & Japan	19%	0%	19%	-3%
Deferred Revenue	$2,487	N/A	N/A	N/A

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Appendix A.
(2) This adjustment relates to the Blue Coat deferred revenue fair value adjustment as a result of purchase accounting. Please see Appendix A for further information.
(3) Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

SYMANTEC CORPORATION
Operating Margin by Segment Detail (1)
(Dollars in millions, unaudited)

	Three Months Ended
	September 30, 2016			October 2, 2015
	GAAP	Adj (2)	Non-GAAP	GAAP
Operating Income by Segment
Consumer Security	$224	$-	$224	$232
Enterprise Security	25	47	72	51
Total Operating Income by Segment	249	47	296	283
Reconciling Items:
Unallocated corporate charges (3)	-	-	-	87
Stock-based compensation	85	(85)	-	45
Amortization of intangible assets	69	(69)	-	20
Restructuring, separation, transition, and other	64	(64)	-	31
Acquisition and integration costs	43	(43)	-	-
Total Consolidated Operating Income	$(12)	$308	$296	$100
Operating Margin by Segment
Consumer Security	55%	0%	55%	55%
Enterprise Security	4%	8%	12%	10%

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Appendix A.
(2) The Enterprise Security operating income adjustments relate to the Blue Coat deferred revenue and inventory fair value adjustments as a result of purchase accounting. Please see Appendix A for further information.
(3) This item consists of charges previously allocated to our discontinued information management business. Please see Appendix A for further information.

SYMANTEC CORPORATION
Guidance and Reconciliation of GAAP to Non-GAAP Revenue, Operating Margin and Earnings Per Share (1)
(Dollars in millions, except per share data, unaudited)

Third Quarter Fiscal Year 2017
Revenue Guidance	Three Months Ended December 30, 2016
		Year-Over-Year Growth Rate (2)
	Range	Actual	Constant Currency (3)
GAAP revenue range	$1,023 - $1,043	13% - 15%	10% - 12%
Add back:
Deferred revenue fair value adjustment	$47	5%	5%
Non-GAAP revenue range (4)	$1,070 - $1,090	18% - 20%	15% - 18%

Segment Revenue Guidance	Three Months Ended December 30, 2016
		Year-Over-Year Growth Rate (2)
	Range	Actual	Constant Currency (3)
GAAP Consumer Security revenue range	$395 - $400	(5%) - (3%)	(6%)
GAAP Enterprise Security revenue range	$628 - $643	27% - 30%	25% - 28%
Add back:
Deferred revenue fair value adjustment	$47	9%	9%
Non-GAAP Enterprise Security revenue range	$675 - $690	36% - 39%	34% - 37%

	Three Months Ended December 30, 2016
		Year-Over-Year Increase
Operating Margin Guidance and Reconciliation	Range	Actual
GAAP operating margin	(6%) - (5%)	--
Add back:
Deferred revenue fair value adjustment	3%
Stock-based compensation	9%
Other non-GAAP adjustments	20%
Non-GAAP operating margin (4)	27% - 28%	--

	Three Months Ended December 30, 2016
		Year-Over-Year Growth Rate
Earnings Per Share Guidance and Reconciliation	Range	Actual
GAAP diluted earnings per share range	($0.02) - ($0.00)	--
Add back:
Deferred revenue fair value adjustment, net of taxes	$0.06
Stock-based compensation, net of taxes	$0.11
Other non-GAAP adjustments, net of taxes	$0.12
Non-GAAP diluted earnings per share range	$0.27 - $0.29	--

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP.  For a detailed explanation of these non-GAAP measures, please see Appendix A.

(2) Growth rates are calculated using prior period GAAP revenue which was the same as non-GAAP revenue.

(3) Management refers to growth rates adjusting for currency fluctuations in foreign currency exchange rates so that the business results can be viewed without the impact of these fluctuations. We compare the percent change of the results from one period to another period in order to provide a consistent framework for assessing how our underlying businesses performed. To exclude the effects of foreign currency rate fluctuations, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

(4) The total percentages may not add due to rounding.

SYMANTEC CORPORATION
Guidance and Reconciliation of GAAP to Non-GAAP Revenue, Operating Margin and Earnings Per Share (1)
(Dollars in millions, except per share data, unaudited)

Fiscal Year 2017
Revenue Guidance	Year Ended March 31, 2017
Year-Over-Year Growth Rate (2)
	Range	Actual	Constant Currency (3)
GAAP revenue range	$3,925 - $4,005	9% - 11%	7% - 10%
Add back:
Deferred revenue fair value adjustment	$115	3%	3%
Non-GAAP revenue range (4)	$4,040 - $4,120	12% - 14%	11% - 13%

	Year Ended March 31, 2017
		Year-Over-Year Increase
Operating Margin Guidance and Reconciliation	Range	Actual
GAAP operating margin	1% - 3%	--
Add back:
Deferred revenue fair value adjustment	2%
Stock-based compensation	8%
Other non-GAAP adjustments	16%
Non-GAAP operating margin	27% - 29%	--

	Year Ended March 31, 2017
		Year-Over-Year Growth Rate
Earnings Per Share Guidance and Reconciliation	Range	Actual
GAAP diluted earnings per share range	($0.07) - ($0.01)	--
Add back:
Deferred revenue fair value adjustment, net of taxes	$0.14
Stock-based compensation, net of taxes	$0.36
Other non-GAAP adjustments, net of taxes	$0.69
Non-GAAP diluted earnings per share range	$1.12 - $1.18	--

	Year Ended March 30, 2018
		Year-Over-Year Growth Rate
Earnings Per Share Guidance and Reconciliation	Range	Actual
GAAP diluted earnings per share range	$0.48 - $0.58	--
Add back:
Non-GAAP adjustments	$1.22
Non-GAAP diluted earnings per share range	$1.70 - $1.80	--

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP.  For a detailed explanation of these non-GAAP measures, please see Appendix A.

(2) Growth rates are calculated using prior period GAAP revenue which was the same as non-GAAP revenue.

(3) Management refers to growth rates adjusting for currency fluctuations in foreign currency exchange rates so that the business results can be viewed without the impact of these fluctuations. We compare the percent change of the results from one period to another period in order to provide a consistent framework for assessing how our underlying businesses performed. To exclude the effects of foreign currency rate fluctuations, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

(4) The total percentages may not add due to rounding.

SYMANTEC CORPORATION
Explanation of Non-GAAP Measures
Appendix A

Objective of non-GAAP measures: We believe our presentation of non-GAAP financial measures, when taken together with corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance for the reasons discussed below. Our management team uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods. We believe that these non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods and to our peers and that investors benefit from an understanding of the non-GAAP financial measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP.

Discontinued operations: In August 2015, we entered into a definitive agreement to sell the assets of our information management business (“Veritas”) to Carlyle. In January 2016, we and Carlyle amended the terms of the purchase agreement for Carlyle's acquisition of Veritas. The transaction closed on January 29, 2016. The results of Veritas are presented as discontinued operations in our Consolidated Statements of Operations and thus have been excluded from continuing operations and segment results for all reported periods. Furthermore, Veritas' assets and liabilities were removed from our Consolidated Balance Sheet as of April 1, 2016, and have been classified as discontinued operations on our Consolidated Balance Sheet for all prior periods.

Deferred revenue fair value adjustment: We define non-GAAP net revenues as net revenues excluding the impact of purchase accounting. We regularly monitor these measures to assess our operating performance. On August 1, 2016, in connection with the Symantec acquisition of Blue Coat, Inc. (“Blue Coat”), and on May 22, 2015, as part of the Bain Capital Investors, LLC (“Bain”) acquisition of Blue Coat, the deferred revenue balances from Blue Coat products were required to be written down due to purchase accounting in accordance with GAAP. The impact on revenues related to purchase accounting as a result of these transactions, particularly as a result of the Symantec acquisition of Blue Coat, limits the comparability of revenues between periods. While the deferred revenue written down in connection with the acquisitions will never be recognized as revenues under GAAP, we do not expect the Symantec or Bain acquisition of Blue Coat to have an impact on future renewal rates of the contracts included within the deferred revenue write-down, nor do we expect revenues generated from new service and subscription contracts to be similarly impacted by purchase accounting adjustments. Accordingly, we believe presenting non-GAAP net revenues to exclude the impact of purchase accounting adjustments, including the deferred revenue write-down, aids in the comparability between periods and in assessing our overall operating performance. Without these adjustments, it would be difficult for investors to assess our financial performance and trends. Non-GAAP net revenues has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for GAAP net revenues. Other companies in our industry may calculate this measure differently, which may limit its usefulness as a comparative measure.

Inventory fair value adjustment: Purchase accounting requires us to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustments to our cost of revenues in the second quarter of fiscal 2017 exclude the expected profit margin component that is recorded under purchase accounting associated with our acquisition of Blue Coat. We believe the adjustments are useful to investors as an additional means to reflect cost of revenues and gross margin trends of our business.

Unallocated corporate charges: A significant portion of the segments' expenses arise from shared services and infrastructure that we have historically provided to the segments in order to realize economies of scale and to efficiently use resources. These expenses, collectively called corporate charges, include legal, accounting, real estate, information technology services, treasury, human resources and other corporate infrastructure expenses. Charges were allocated to the segments, and the allocations were determined on a basis that we consider to be a reasonable reflection of the utilization of services provided to or benefits received by the segments. Corporate charges previously allocated to our information management business, but not classified within discontinued operations, were not reallocated to our other segments. We eliminate these unallocated corporate charges from our non-GAAP operating results to facilitate a more meaningful comparison of our past operating performance to current operating results.

Stock-based compensation: This consists of expenses for employee stock options, restricted stock units, performance based awards and our employee stock purchase plan determined in accordance with the authoritative guidance on stock-based compensation. When evaluating the performance of our individual business units and developing short- and long-term strategic plans, we do not consider stock-based compensation charges. Our management team is held accountable for cash-based compensation, but not for stock-based compensation expenses as we believe that management is limited in its ability to project the impact of stock-based compensation would have on our operating results. In addition, for comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies. The following table sets forth our stock-based compensation expenses for the reported periods:

	Three Months Ended
	September 30,	October 2,
	2016	2015
Cost of revenue	$5	$2
Sales and marketing	24	16
Research and development	24	16
General and administrative	32	11
Total continuing operations
stock-based compensation	$85	$45

SYMANTEC CORPORATION
Explanation of Non-GAAP Measures
Appendix A (continued)

Amortization of intangible assets: When conducting internal development of intangible assets, accounting rules require that we expense the costs as incurred. In the case of acquired businesses, however, we are required to allocate a portion of the purchase price to the accounting value assigned to intangible assets acquired and amortize this amount over the estimated useful lives of the acquired intangible assets. The acquired company, in most cases, has itself previously expensed the costs incurred to develop the acquired intangible assets, and the purchase price allocated to these assets is not necessarily reflective of the cost we would incur in developing the intangible asset. We eliminate these amortization charges from our non-GAAP operating results to provide better comparability of pre- and post-acquisition operating results and comparability to results of businesses utilizing internally developed intangible assets.

Acquisition and integration costs: These represent the transaction and integration costs associated with the Blue Coat acquisition. These costs include all incremental expenses incurred to effect a business combination. Acquisition costs include advisory, legal, accounting, valuation, and other professional or consulting fees. Integration costs include expenses directly related to integration of business and facility operations, information technology systems and infrastructure and other employee-related costs. We exclude the transaction and integration expenses as they are related acquisitions and have no direct correlation to the operation of our business and because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. In addition, excluding this item from the non-GAAP measures facilitates comparisons to our historical operating results and comparisons to peer operating results.

Restructuring, separation, transition and other: We have engaged in various restructuring, separation, transition, and other activities over the past several years that have resulted in costs associated with severance, facilities, transition, and other related costs. Separation and associated costs consist of consulting and disentanglement costs incurred to separate our security and information management businesses into standalone companies, as well as costs to prune selected product lines that do not fit either our growth or margin objectives. Transition and associated costs consist of consulting charges associated with the implementation of our Enterprise Resource Planning systems. Additionally, other costs primarily consist of asset write-offs and advisory fees incurred in connection with restructuring events. Each restructuring, separation, transition, and other activity has been a discrete event based on a unique set of business objectives or circumstances, and each has differed from the others in terms of its operational implementation, business impact and scope. We do not engage in restructuring, separation, transition, or other activities in the ordinary course of business. While our operations previously benefited from the employees and facilities covered by our various restructuring and separation charges, these employees and facilities have benefited different parts of our business in different ways, and the amount of these charges has varied significantly from period to period. We believe that it is important to understand these charges and that investors benefit from excluding these charges from our operating results to facilitate a more meaningful evaluation of our current operating performance and comparisons to our past operating performance.

Non-cash interest expense and amortization of debt issuance costs: In accordance with GAAP, we separately account for the value of the conversion feature on our convertible notes as a debt discount, which is amortized in a manner that reflects our debt borrowing rate. Additionally, we amortize debt issuance costs over the term of the related debt. We exclude the difference between the imputed interest expense, which includes the amortization of the conversion feature and of the issuance costs, and the coupon interest expense, because we believe that excluding this item provides meaningful supplemental information regarding operational performance and liquidity, along with enhancing investors’ ability to view the Company’s results from management’s perspective. In addition, excluding this item from the non-GAAP measures facilitates comparisons to our historical operating results and comparisons to peer operating results.

Income tax effects and adjustments: Our non-GAAP tax rate for Q2 FY17 was 29%. We use a projected long-term non-GAAP tax rate in order to provide better consistency across the interim financial reporting periods by eliminating the effects of stock based compensation, amortization of intangible assets and restructuring, separation and transition and other related charges. The long-term projected non-GAAP tax rate also reflects the elimination of the effects of certain discontinued operations accounting policy elections and unique GAAP reporting requirements under discontinued operations as a result of the sale of Veritas. This long-term tax rate could be subject to change for a variety of reasons, such as significant changes in the geographic earnings mix due to acquisition activities or fundamental tax law changes in major jurisdictions where we operate. We will evaluate and assess the appropriateness of this rate annually, giving due consideration to the impacts of significant events and structural changes in the Company.

Diluted GAAP and non-GAAP weighted-average shares outstanding: Diluted GAAP and non-GAAP weighted-average shares outstanding are the same except in periods that there is a GAAP loss from continuing operations. In accordance with authoritative accounting guidance, we do not present dilution for GAAP in periods in which there is a loss from continuing operations. However, if there is non-GAAP net income, we present dilution for non-GAAP weighted-average shares outstanding in an amount equal to the dilution that would have been presented had there been GAAP income from continuing operations for the period.